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EXHIBIT 32.1

                                  CERTIFICATION

         Pursuant to Section  906 of the Public  Company  Accounting  Reform and
Investor Protection Act of 2002 (18 U.S.C.ss. 1350, as adopted), I, Claudio Gianascio, Chief Executive Officer and Chief Financial Officer of the Company, hereby certifies that, to the best of his or her knowledge:

         1. The Company's Annual Report on Form 10-KSB Amendment # 1 for the period ended December 31, 2005, and to which this Certification is attached as
Exhibit 32.1 (the "PERIODIC  REPORT") fully  complies with the  requirements  of
Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

         2. The information contained in the Periodic Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Periodic Report and results of operations of the Company for the period covered by the Periodic Report.

Dated: May 10, 2006


S/ Claudio Gianascio
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Claudio Gianascio
CEO & CFO

A signed original of this written statement required by Section 906 has been provided to Oranco, Inc. and will be retained by Oranco, Inc. and furnished to the Securities and Exchange Commission or its staff upon request

THIS  CERTIFICATION   ACCOMPANIES  THIS  REPORT  PURSUANT  TO  SS.  906  OF  THE
SARBANES-OXLEY ACT OF 2002 AND SHALL NOT BE DEEMED "FILED" BY THE COMPANY FOR PURPOSES OF SECTION 18 OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.




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